UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 3, 2006

ZIOPHARM Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32353	84-1475642

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas, 19th Floor
New York, NY 10036
(Address of principal executive offices) (Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Securities.

Pursuant to Subscription Agreements (the “Subscription Agreements”) between ZIOPHARM Oncology, Inc., a Delaware corporation (the “Company”) and certain institutional and other accredited investors identified therein, on May 3, 2006, the Company completed the sale of an aggregate of 7,991,256 shares (the “Shares”) of the Company’s common stock at a price of $4.63 per Share in a private placement (the “Offering”). In addition to the Shares, the Company also issued to each investor a five-year warrant (each a “Warrant”) to purchase, at an exercise price of $5.56 per share, an additional number of shares of common stock equal to 30 percent of the Shares purchased by such investor in the Offering. In the aggregate, these Warrants entitle investors to purchase an additional 2,397,392 shares of common stock. The total gross proceeds resulting from the Offering was approximately $37 million, before deducting selling commissions and expenses. Following the completion of Offering, the Company has 15,264,248 shares of common stock outstanding.

The Company engaged Paramount BioCapital, Inc. and Griffin Securities, Inc. (together, the “Placement Agents”) as co-placement agents in connection with the Offering. In consideration for their services, the Company paid the Placement Agents and certain selected dealer engaged by the Placement Agents aggregate cash commissions of $2,589,966 and issued 7-year warrants to the Placement Agents to purchase an aggregate of 799,126 shares (10 percent of the Shares sold in the Offering) at an exercise price of $5.09 per share (the “Placement Agent Warrants”). The Company also agreed to reimburse the Placement Agents for their accountable expenses incurred in connection with the Offering.

Pursuant to the Offering, the Company agreed to use its best efforts to (i) file a registration statement covering the resale of the Shares and the common stock issuable upon exercise of the Warrants and Placement Agent Warrants within 30 days following the closing date of the Offering, and (ii) use its reasonable commercial efforts to cause the registration statement to be effective within 120 days after such final closing date.

Neither the Shares, Warrants or Placement Agent Warrants sold and issued in the Offering (including the shares of common stock issuable upon exercise of the Warrants or Placement Agent Warrants), were registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Shares, Warrants and Placement Agent Warrants did not involve a public offering as each investor was “accredited” and no general solicitation was involved in the Offering.

The forms of Warrant, Placement Agent Warrant and Subscription Agreement used in the Offering are attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference. Additionally, the Company’s press release dated May 3, 2006 announcing the private placement discussed above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	4.1	Form of Common Stock Purchase Warrant issued to investors in connection with ZIOPHARM Oncology, Inc. 2006 private placement.

	4.2	Form of Common Stock Purchase Warrant issued to placement agents in connection with ZIOPHARM Oncology, Inc. 2006 private placement.

	10.1	Form of Subscription Agreement by and between ZIOPHARM Oncology, Inc. and investors in the ZIOPHARM Oncology, Inc. 2006 private placement.

	99.1	Press Release dated May 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.: (REGISTRANT)

Date: May 3, 2006	By:	/s/ Richard E. Bagley
RICHARD E. BAGLEY
President & Chief Operating Officer

Exhibit Index

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant issued to investors in connection with ZIOPHARM Oncology, Inc. 2006 private placement.

4.2	Form of Common Stock Purchase Warrant issued to placement agents in connection with ZIOPHARM Oncology, Inc. 2006 private placement.

10.1	Form of Subscription Agreement by and between ZIOPHARM Oncology, Inc. and investors in the ZIOPHARM Oncology, Inc. 2006 private placement.

99.1	Press Release date May 3, 2006